EXHIBIT NUMBER 10.6
             1991 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


                                                                    EXHIBIT 10.6

                   MEDTRONIC, INC. 1991 RESTRICTED STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                                    ("PLAN")



1.       PURPOSE.

         The purpose of this Plan is to permit Non-Employee Directors of Medtronic, Inc. (the "Company") to receive all or part of their Annual Retainers in Restricted Stock in order to provide an opportunity for Non-Employee Directors to increase their holdings of Common Stock of the Company.

2.       DEFINITIONS.

         Whenever used herein, the following terms shall have the meanings indicated below:

         (a) "Annual Retainer" means the fixed annual fee of a Non-Employee Director in effect on the October 1 as of which the Restricted Stock is issued pursuant to this Plan for services to be rendered as a director of the Company. The Annual Retainer does not include meeting fees or chairmanship fees.

         (b) "Common Stock" means the common stock, $.10 par value, of the Company.

         (c) "Disability" means the physical or mental disability or incapacity of a Non-Employee Director which, in the estimation of a majority of the members of the Board of Directors of the Company other than such Non-Employee Director, renders such Non-Employee Director incapable of continuing to serve as a director of the Company.

         (d) "Fair Market Value" of the Common Stock on a per share basis means the closing price of the Common Stock reported on the New York Stock Exchange Composite Transactions Listing for the first business day of the October in which the Restricted Stock being valued is issued.

         (e) "Non-Employee Director" means any person serving as a director of the Company on the October 1 as of which the Restricted Stock is issued, provided that such person is not an employee of the Company as of such October 1.

         (f) "Recipient" means the Non-Employee Director in whose name Restricted Stock is issued pursuant to this Plan.

         (g) "Restricted Stock" means Common Stock which may not be assigned, sold, pledged, hypothecated or otherwise transferred or disposed of by the Recipient prior to the lapse of restrictions established pursuant to the terms of this Plan.

3.       SHARE PAYMENTS.

         (a) Each Non-Employee Director may irrevocably elect, prior to April 1 of the calendar year in which such Restricted Stock is to be issued, to receive 25%, 50%, 75% or 100% of the Annual Retainer in the form of Restricted Stock to be issued as of October 1 of such year (which issuances of Restricted Stock shall be prorated for fractional years for those Non-Employee Directors scheduled to retire, in accordance with the policies of the Company then in effect, prior to the annual meeting following such October 1). Each irrevocable election shall be made on a form provided by the Company and returned by the Non-Employee Director to the officer or other employee of the Company designated on such form prior to such April 1. In the event of such an election, a number of shares of Restricted Stock equal to the amount of the Annual Retainer as to which the election is made, divided by the per share Fair Market Value of the Common Stock, shall be issued in the name of the Recipient as of such October 1. The remainder of the Annual Retainer shall be paid in cash to the Non-Employee Director at such time or times as payments of the Annual Retainer are customarily made by the Company to Non-Employee Directors who receive Annual Retainers in cash except that each such payment shall be prorated based upon the total percentage of the Annual Retainer with respect to which the Recipient has not elected to receive Restricted Stock.

         (b) Notwithstanding anything stated in this Section 3, the Company shall not be required to issue fractions of shares in payment of an Annual Retainer. Whenever under the terms of this Plan a fractional share would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash on October 1 for such fractional share otherwise issuable as of such October 1, based upon the same per share Fair Market Value which was utilized to determine the number of shares of Restricted Stock to be issued as of such October 1.

4.       RESTRICTIONS AND LAPSE OF RESTRICTIONS

         The shares of Restricted Stock issued under Section 3 may not be assigned, sold, pledged, hypothecated or otherwise transferred or disposed of (including, without limitation, transfer by gift or donation) except that such restrictions shall lapse upon the first to occur of the following events:

         (a) Death or resignation or removal of the Non-Employee Director from the Board of Directors of the Company as a result of the Disability of the Non-Employee Director;

         (b) Retirement of the Non-Employee Director from the Board of Directors of the Company in accordance with the policies of the Company then in effect providing for retirement of Non-Employee Directors (including retirement by virtue of not running for re-election);

         (c) Acceptance by the Board of Directors of the Company of the offer of the Non-Employee Director to resign from the Board of Directors of the Company in accordance with the policies of the Company then in effect after a material change in such Non-Employee Director's full-time position or responsibilities;

         (d) If one or more "Events," as defined in the Amended and Restated 1979 Nonqualified Stock Option Plan of the Company (i.e. changes in control of the Company), shall occur.

         The certificates for shares of Restricted Stock shall be held by the Company until the lapse of the restrictions pursuant to this Section 4 (at which time they shall be delivered to the Non-Employee Director without any legend referencing this Plan), provided, however, that unless and until the shares of Restricted Stock are forfeited pursuant to the last sentence of this Section, the Recipient shall be entitled to all voting, dividend and distribution rights with respect to such shares (except that dividends in stock of the Company and shares of stock of the Company issued upon stock splits shall be deemed to constitute additional Restricted Stock to be held by the Company pursuant to this Plan). If the Recipient ceases to be a director of the Company before the restrictions on the Restricted Stock lapse pursuant to this Section 4, the Restricted Stock issued to the Recipient shall be forfeited and revert to the Company.

5.       WITHHOLDING TAXES.

         Whenever under this Plan Restricted Stock is to be issued or restrictions are to be changed or shall lapse, or at any other appropriate time, the Company shall have the right to require the Recipient to remit to the Company an amount necessary to satisfy any federal, state, local or other withholding requirements of the Company prior to the issuance by the Company of Restricted Stock in the name of the Recipient or the delivery of any certificate or certificates for shares of Common Stock to be acquired by the Recipient when the restrictions lapse.

6.       GENERAL RESTRICTION.

         The issuance of Restricted Stock and the delivery of certificate for Common Stock to Non-Employee Directors hereunder shall be subject to the requirement that, if at any time the Secretary of the Company shall reasonably determine, in his or her discretion, that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such issuance or delivery, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Secretary.

7.       AVAILABLE STOCK.

         Subject to any adjustment hereinafter referred to in this Section, the maximum number of shares of authorized but unissued Common Stock which may be distributed under this Plan is 10,000 shares. If shares of Restricted Stock are forfeited in accordance with this Plan, then the number of shares so forfeited shall be considered not to have been previously distributed for purposes of this Section and shall be available for distribution as though they had not been issued as Restricted Stock pursuant to this Plan. In the event any increase or decrease in the total number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or similar recapitalization, the maximum number of shares of Common Stock which may be issued under this Plan shall be adjusted proportionately.

8.       AMENDMENTS.

         Except as hereinafter provided in this Section, this Plan may be terminated, amended, suspended or discontinued by the Board of Directors of the Company, provided that no such action shall adversely affect the Restricted Stock that has been issued prior to such action. In no event shall the eligibility requirements for the receipt of Restricted Stock or the formula for determining the amount or price of shares of Restricted Stock to be issued to the Non-Employee Directors or the timing of the award of Restricted Stock be amended more than once every six months other than to comply with changes in the Internal Revenue Code.

9.       TERMINATION OF 1981 DIRECTORS' COMPENSATION DEFERMENT PLAN.

         This Plan shall supersede the 1981 Directors' Compensation Deferment Plan (the "Deferment Plan") of the Company permitting directors to defer cash payments for services rendered from and after October 1, 1992, which Deferment Plan shall be of no further force and effect with respect to services rendered from and after October 1, 1992.

10.      SHAREHOLDER APPROVAL; EFFECTIVE DATE.

         This Plan shall not be effective unless it is approved by the holders of a majority of the voting power of the stock of the Company present and entitled to vote on the matter at the Annual Meeting of Shareholders on August 28, 1991. Upon receiving such shareholder approval, this Plan shall be effective as of August 28, 1991.